As filed with the Securities and Exchange Commission on November 18, 2009
Registration No. 333-161717

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5 to Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Archipelago Learning, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	8200 (Primary Standard Industrial Classification Code Number)	27-0767387 (I.R.S. Employer Identification No.)

Archipelago Learning, Inc.
3400 Carlisle Street, Suite 345
Dallas, Texas 75204-1257
(800) 419-3191
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Tim McEwen
Chief Executive Officer
Archipelago Learning, Inc.
3400 Carlisle Street, Suite 345
Dallas, Texas 75204
(800) 419-3191
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Valerie Ford Jacob, Esq. Steven G. Scheinfeld, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000 (Phone) (212) 859-4000 (Fax)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     The sole purpose of this amendment is to amend certain exhibits to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, 16(b) or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 16(a) of Part II and the signatures of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses, other than underwriting commissions, expected to be incurred by Archipelago Learning, Inc. (the “Registrant”) in connection with the issuance and distribution of the securities being registered under this Registration Statement are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$6,818
Financial Industry Regulatory Authority, Inc. Filing Fee	12,719
Nasdaq Listing Fee	100,000
Printing and Engraving	200,000
Legal Fees and Expenses	1,400,000
Accounting Fees and Expenses	900,000
Transfer Agent and Registrar Fees	3,500
Miscellaneous	1,176,963

Total	$3,800,000

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees)), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Registrant’s Bylaws authorize the indemnification of our officers and directors, consistent with Section 145 of the Delaware General Corporation Law, as amended. The Registrant intends to enter into indemnification agreements with each of its directors and executive officers. These agreements, among other things, will require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

The Registrant expects to maintain standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement provides for indemnification to the Registrant’s directors and officers by the underwriters against certain liabilities.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

On August 4, 2009, Archipelago Learning, Inc., a Delaware corporation was formed. Archipelago Learning Holdings, LLC purchased 100 shares of common stock of Archipelago Learning, Inc. for $1,000 in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as it was a transaction by an issuer that did not involve a public offering of securities.

In connection with the corporate reorganization to be completed prior to the consummation of this offering, and in accordance with the limited liability company agreement of Archipelago Learning Holdings, LLC, the holders of shares of Archipelago Learning Holdings, LLC, and certain of their affiliates, will enter into the following transactions as a result of which they will receive shares of Archipelago Learning, Inc.’s common stock, par value $0.001 per share. The issuance of the shares of common stock of Archipelago Learning, Inc. in the corporate reorganization will be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, as it will be a transaction by the issuer not involving a public offering of securities. The following share numbers of Archipelago Learning, Inc.’s common stock are based upon an assumed initial public offering price of $16.00 per share:

(1) The direct or indirect holders of 98,012,441 Class A shares and 286,882 Class A-2 shares of Archipelago Learning Holdings, LLC (other than Providence Equity Partners V-A Study Island L.L.C. and its subsidiaries) will, directly or indirectly, contribute all such Class A and Class A-2 shares of Archipelago Learning Holdings, LLC held by such parties to Archipelago Learning, Inc. in exchange for an aggregate of 17,955,030 shares of common stock, par value $0.001 per share.

(2) Providence Equity Partners V-A Study Island L.L.C., which will not have any assets other than 11,532,623 Class A shares of Archipelago Learning Holdings, LLC, will merge with and into Archipelago Learning, Inc. and as a result of such merger, the members of Providence Equity Partners V-A Study Island L.L.C. will receive an aggregate of 2,101,955 shares of Archipelago Learning, Inc.’s common stock, par value $0.001 per share.

(3) The officers, directors and employees who hold an aggregate of 2,161,484 vested Class B shares of Archipelago Learning Holdings, LLC will contribute their vested Class B shares of Archipelago Learning Holdings, LLC to Archipelago Learning, Inc. in exchange for an aggregate of 335,542 shares of common stock, par value $0.001 per share.

(4) The officers, directors and employees who hold an aggregate of 3,867,243 unvested Class B shares of Archipelago Learning Holdings, LLC will contribute their unvested Class B shares of Archipelago Learning Holdings, LLC to Archipelago Learning, Inc. in exchange for an aggregate of 585,009 shares of restricted common stock, par value $0.001.

(5) The officers, directors and employees (other than the chief executive officer, chief financial officer, chief technology officer and co-founders) who hold an aggregate of 1,276,622 Class C shares of Archipelago Learning Holdings, LLC will contribute such Class C shares to Archipelago Learning, Inc. in exchange for an aggregate of 194,932 shares of common stock, par value $0.001 per share.

(6) The chief executive officer, chief financial officer, chief technology officer and co-founders will contribute their aggregate amount of 5,299,829 Class C shares of Archipelago Learning Holdings, LLC to Archipelago Learning, Inc. in exchange for an aggregate of 809,251 shares of restricted common stock, par value $0.001 per share.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

Exhibit
Number		Description of Exhibits

1.1		Form of Underwriting Agreement.
3	.1†	Form of Certificate of Incorporation of Archipelago Learning, Inc.
3	.2†	Form of Bylaws of Archipelago Learning, Inc.
3	.3†	Second Amended and Restated Limited Liability Company Agreement of Study Island Holdings, LLC.
4	.1†	Form of Common Stock Certificate.
4	.2†	Form of Stockholders Agreement.
4.3		Reserved.
4	.4†	Form of Time Vesting Restricted Stock Award Agreement.
4	.5†	Form of Cash Return Vesting Restricted Stock Award Agreement.
4	.6†	Form of Cash Return Vesting Restricted Stock Unit Award Agreement.
4	.7†	Form of Equity Value Vesting Restricted Stock Unit Award Agreement.
4.8		Form of Director Restricted Stock Agreement.
5	.1†	Opinion of Weil, Gotshal & Manges LLP.
10	.1†	2007 Equity Compensation Plan.
10	.2†	Form of Participation Share Agreement.
10	.3†	Form of Indemnification Agreement between Archipelago Holdings, Inc. and each of its directors and executive officers.
10	.4†	Form of Archipelago Learning, Inc. 2009 Omnibus Incentive Plan.
10	.5†	Employment Agreement, dated as of January 10, 2007, between Study Island, LLC and Cameron Chalmers.
10	.6†	First Amendment to Employment Agreement, dated as of November 21, 2008, between Study Island, LLC and Cameron Chalmers.
10	.7†	Second Amendment to Employment Agreement, dated as of December 31, 2008, between Study Island, LLC and Cameron Chalmers.
10	.8†	Employment Agreement, dated as of January 10, 2007, between Study Island, LLC and David Muzzo.
10	.9†	First Amendment to Employment Agreement, dated as of November 21, 2008, between Study Island, LLC and David Muzzo.
10	.10†	Second Amendment to Employment Agreement, dated as of December 31, 2008, between Study Island, LLC and David Muzzo.
10	.11†	Employment Agreement, dated as of January 28, 2007, between Study Island, LLC and Timothy McEwen.
10	.12†	First Amendment to Employment Agreement, dated as of March 16, 2007, between Study Island, LLC and Timothy McEwen.
10	.13†	Second Amendment to Employment Agreement, dated as of December 31, 2008, between Study Island, LLC and Timothy McEwen.
10	.14†	Employment Agreement, dated as of August 31, 2009, between Archipelago Learning, LLC and Timothy McEwen.
10	.15†	Employment Agreement, dated as of May 22, 2007, between Study Island, LLC and James Walburg.
10	.16†	First Amendment to Employment Agreement, dated as of December 31, 2008, between Study Island, LLC and James Walburg.
10	.17†	Employment Agreement, dated as of August 31, 2009, between Archipelago Learning, LLC and James Walburg.
10	.18†	Employment Agreement, dated as of August 28, 2009, between Archipelago Learning, LLC and Julie Huston.
10	.19†	Employment Agreement, dated as of September 15, 2008, between Study Island, LLC and Ray Lowrey.
10	.20†	First Amendment to Employment Agreement, dated as of December 31, 2008, between Study Island, LLC and Ray Lowrey.

Exhibit
Number		Description of Exhibits

10	.21†	Credit Agreement, dated as of November 16, 2007, by and among Study Island, LLC, the other persons designated as credit parties from time to time, General Electric Capital Corporation, as a lender and as agent for all lenders, NewStar Financial, Inc., as syndication agent, the other parties thereto as lenders and GE Capital Markets, Inc. and NewStar Financial, Inc., as joint lead arrangers and joint bookrunners.
10	.22†	Amendment No. 1 to Credit Agreement, dated as of May 21, 2008.
10	.23†	Amendment No. 2 to Credit Agreement, dated as of February 18, 2009.
10	.24†	Amendment No. 3 to Credit Agreement, dated as of April 30, 2009.
10	.25†	Amendment No. 4 to Credit Agreement, dated as of May 15, 2009.
10	.26†	Amendment No. 5 to Credit Agreement, dated as of September 2, 2009.
10	.27†	Guaranty and Security Agreement, dated as of November 16, 2007, by and among Study Island, LLC, General Electric Capital Corporation and the other grantors party thereto.
10	.28†	Office Building Lease, by and between 3400 Carlisle, Ltd. and Study Island, LLC.
10	.29†	First Amendment to Lease, by and between 3400 Carlisle, Ltd. and Study Island, LLC.
10	.30†	Second Amendment to Lease, by and between 3400 Carlisle, Ltd. and Study Island, LLC.
10	.31†	Office Building Lease, dated as of January 12, 2007, by and between Turtle Creek Limon, LP and Study Island, LLC.
10	.32†	First Amendment to Lease, dated as of January 17, 2008 by and between Turtle Creek Limon, LP and Study Island LLC.
10	.33†	Second Amendment to Lease, dated as of September 30, 2008 by and between Turtle Creek Limon, LP and Study Island LLC.
10	.34†	Employment Agreement, dated as of October 12, 2009, between Archipelago Learning, LLC and Martijn Tel.
10	.35†	Third Amendment to Lease, dated as of October 23, 2009, by and between Turtle Creek Limon, LP and Archipelago Learning, LLC.
10	.36†	Archipelago Learning, Inc. Employee Stock Purchase Plan.
10	.37†	Amendment No. 6 to Credit Agreement, dated as of November 2, 2009.
10	.38†	First Amendment to Employment Agreement, between Archipelago Learning, LLC and Julie Huston.
10	.39†	Employment Agreement, dated as of November 9, 2009, between Archipelago Learning, LLC and Allison Duquette.
10	.40†	Voting Agreement, among Providence Equity Partners, Cameron Chalmers, David Muzzo and MHT-S1 L.P.
10	.41†	Form of Nonqualified Stock Option Award Agreement.
10	.42†	Transfer and Contribution Agreement.
10	.43†	Assignment and Merger Agreement.
10	.44†	Certificate of Merger.
11	.1†	Statement re computation of per share earnings (incorporated by reference to Notes to the Consolidated Financial Statements included in Part I of this Registration Statement).
21	.1†	List of Subsidiaries of Archipelago Learning, Inc.
23	.1†	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm relating to Archipelago Learning, Inc.
23	.2†	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, relating to Archipelago Learning Holdings, LLC.
23	.3†	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 hereto).
23	.4†	Consent of Waterview Advisers.
24	.1†	Power of Attorney.
99	.1†	Consent of Outsell, Inc.
99	.2†	Consent of Brian H. Hall (included as Exhibit 23.4 in the Registration Statement on Form S-1 of Archipelago Learning, Inc. filed on November 2, 2009).

*	To be filed by amendment.

†	Previously filed.

(b)	Financial Statement Schedules

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 18th day of November, 2009.

ARCHIPELAGO LEARNING, INC.

By:	/s/ Tim McEwen
Name:     Tim McEwen

Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on the 18th day of November, 2009.

Signature		Title

/s/ Tim McEwen Tim McEwen		President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ James Walburg James Walburg		Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

* Cameron Chalmers		Vice President and Director

* David Muzzo		Vice President and Director

* David Phillips		Director

* Michael Powell		Director

* Peter Wilde		Chairman

*By:	/s/ James Walburg
James Walburg Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number		Description of Exhibits

1.1		Form of Underwriting Agreement.
3	.1†	Form of Certificate of Incorporation of Archipelago Learning, Inc.
3	.2†	Form of Bylaws of Archipelago Learning, Inc.
3	.3†	Second Amended and Restated Limited Liability Company Agreement of Study Island Holdings, LLC.
4	.1†	Form of Common Stock Certificate.
4	.2†	Form of Stockholders Agreement.
4.3		Reserved.
4	.4†	Form of Time Vesting Restricted Stock Award Agreement.
4	.5†	Form of Cash Return Vesting Restricted Stock Award Agreement.
4	.6†	Form of Cash Return Vesting Restricted Stock Unit Award Agreement.
4	.7†	Form of Equity Value Vesting Restricted Stock Unit Award Agreement.
4.8		Form of Director Restricted Stock Agreement.
5	.1†	Opinion of Weil, Gotshal & Manges LLP.
10	.1†	2007 Equity Compensation Plan.
10	.2†	Form of Participation Share Agreement.
10	.3†	Form of Indemnification Agreement between Archipelago Holdings, Inc. and each of its directors and executive officers.
10	.4†	Form of Archipelago Learning, Inc. 2009 Omnibus Incentive Plan.
10	.5†	Employment Agreement, dated as of January 10, 2007, between Study Island, LLC and Cameron Chalmers.
10	.6†	First Amendment to Employment Agreement, dated as of November 21, 2008, between Study Island, LLC and Cameron Chalmers.
10	.7†	Second Amendment to Employment Agreement, dated as of December 31, 2008, between Study Island, LLC and Cameron Chalmers.
10	.8†	Employment Agreement, dated as of January 10, 2007, between Study Island, LLC and David Muzzo.
10	.9†	First Amendment to Employment Agreement, dated as of November 21, 2008, between Study Island, LLC and David Muzzo.
10	.10†	Second Amendment to Employment Agreement, dated as of December 31, 2008, between Study Island, LLC and David Muzzo.
10	.11†	Employment Agreement, dated as of January 28, 2007, between Study Island, LLC and Timothy McEwen.
10	.12†	First Amendment to Employment Agreement, dated as of March 16, 2007, between Study Island, LLC and Timothy McEwen.
10	.13†	Second Amendment to Employment Agreement, dated as of December 31, 2008, between Study Island, LLC and Timothy McEwen.
10	.14†	Employment Agreement, dated as of August 31, 2009, between Archipelago Learning, LLC and Timothy McEwen.
10	.15†	Employment Agreement, dated as of May 22, 2007, between Study Island, LLC and James Walburg.
10	.16†	First Amendment to Employment Agreement, dated as of December 31, 2008, between Study Island, LLC and James Walburg.
10	.17†	Employment Agreement, dated as of August 31, 2009, between Archipelago Learning, LLC and James Walburg.
10	.18†	Employment Agreement, dated as of August 28, 2009, between Archipelago Learning, LLC and Julie Huston.
10	.19†	Employment Agreement, dated as of September 15, 2008, between Study Island, LLC and Ray Lowrey.
10	.20†	First Amendment to Employment Agreement, dated as of December 31, 2008, between Study Island, LLC and Ray Lowrey.

Exhibit
Number		Description of Exhibits

10	.21†	Credit Agreement, dated as of November 16, 2007, by and among Study Island, LLC, the other persons designated as credit parties from time to time, General Electric Capital Corporation, as a lender and as agent for all lenders, NewStar Financial, Inc., as syndication agent, the other parties thereto as lenders and GE Capital Markets, Inc. and NewStar Financial, Inc., as joint lead arrangers and joint bookrunners.
10	.22†	Amendment No. 1 to Credit Agreement, dated as of May 21, 2008.
10	.23†	Amendment No. 2 to Credit Agreement, dated as of February 18, 2009.
10	.24†	Amendment No. 3 to Credit Agreement, dated as of April 30, 2009.
10	.25†	Amendment No. 4 to Credit Agreement, dated as of May 15, 2009.
10	.26†	Amendment No. 5 to Credit Agreement, dated as of September 2, 2009.
10	.27†	Guaranty and Security Agreement, dated as of November 16, 2007, by and among Study Island, LLC, General Electric Capital Corporation and the other grantors party thereto.
10	.28†	Office Building Lease, by and between 3400 Carlisle, Ltd. and Study Island, LLC.
10	.29†	First Amendment to Lease, by and between 3400 Carlisle, Ltd. and Study Island, LLC.
10	.30†	Second Amendment to Lease, by and between 3400 Carlisle, Ltd. and Study Island, LLC.
10	.31†	Office Building Lease, dated as of January 12, 2007, by and between Turtle Creek Limon, LP and Study Island, LLC.
10	.32†	First Amendment to Lease dated, as of January 17, 2008 by and between Turtle Creek Limon, LP and Study Island LLC.
10	.33†	Second Amendment to Lease dated, as of September 30, 2008 by and between Turtle Creek Limon, LP and Study Island LLC.
10	.34†	Employment Agreement, dated as of October 12, 2009, between Archipelago Learning, LLC and Martijn Tel.
10	.35†	Third Amendment to Lease, dated as of October 23, 2009, by and between Turtle Creek Limon, LP and Archipelago Learning, LLC.
10	.36†	Archipelago Learning, Inc. Employee Stock Purchase Plan.
10	.37†	Amendment No. 6 to Credit Agreement, dated as of November 2, 2009.
10	.38†	First Amendment to Employment Agreement, between Archipelago Learning, LLC and Julie Huston.
10	.39†	Employment Agreement, dated as of November 9, 2009, between Archipelago Learning, LLC and Allison Duquette.
10	.40†	Voting Agreement, among Providence Equity Partners, Cameron Chalmers, David Muzzo and MHT-S1 L.P.
10	.41†	Form of Nonqualified Stock Option Award Agreement.
10	.42†	Transfer and Contribution Agreement.
10	.43†	Assignment and Merger Agreement.
10	.44†	Certificate of Merger.
11	.1†	Statement re computation of per share earnings (incorporated by reference to Notes to the Consolidated Financial Statements included in Part I of this Registration Statement).
21	.1†	List of Subsidiaries of Archipelago Learning, Inc.
23	.1†	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, relating to Archipelago Learning, Inc.
23	.2†	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, relating to Archipelago Learning Holdings, LLC.
23	.3†	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 hereto).
23	.4†	Consent of Waterview Advisers.
24	.1†	Power of Attorney.
99	.1†	Consent of Outsell, Inc.
99	.2†	Consent of Brian H. Hall (included as Exhibit 23.4 in the Registration Statement on Form S-1 of Archipelago Learning, Inc. filed on November 2, 2009).

*	To be filed by amendment.

†	Previously filed.